UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Streeterville Capital Note

As previously disclosed in the Current Report on Form 8-K filed on July 3, 2025, on June 26, 2025, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Lender”) pursuant to which the Company issued and sold to the Lender a secured promissory note in the original principal amount of $5,470,000 (the “Note”). The Note carries an original issue discount of $450,000 and the Company agreed to pay $20,000 to the Lender to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs, each of which were deducted from the proceeds of the Note received by the Company. On the Closing Date Lender paid $375,000.00 to the Company and $4,625,000.00 was sent to an account at Lakeside Bank owned by the Company’s newly formed wholly-owned subsidiary, ARH Sub, LLC, a Utah limited liability company (“ARH Sub”), to be held pursuant to the Deposit Account Control Agreement (“DACA”).

On September 10, 2025, the Company entered into a global amendment (the “Amendment”) to the Purchase Agreement and Note, in order to release $2,000,000 of the funds held in the DACA, which was utilized to repay the Bank of America loan (described below).

Under the terms of the Amendment, Streeterville agreed to release the $2,000,000 of the DACA held funds for the express purposes of repaying the Bank of American loan. The Company agreed to pay Streeterville a funds release fee of $1,000,000, which was added to the Note increasing the current balance due to $6,580,485.83. Payoff on the Bank of America loan was $1,860,955.45 and the remaining $139,044.55 was released to the Company.

In connection with the Amendment, the Company also entered into an exchange agreement dated as of September 10, 2025 (the “Exchange Agreement”) with Streeterville, whereby Streeterville agreed to partition a portion of the Note into a new secured promissory note in the principal amount of $1,300,0000 (the “Partitioned Note”), which reduced the outstanding balance on the Note by such amount. The Company and Streeterville further exchanged the Partitioned Note for (a) a seven-year $1,300,000 secured convertible promissory note (the “Exchange Note”), and (b) a two-year warrant to purchase 225,000 shares of the Company’s Series D Convertible Preferred Stock at $7.50 per share (the “Warrant”).

The Company also agreed to cause each of its champion safe subsidiaries (Champion Safe Company, Inc., Superior Safe Co., LLC, Safe Guard Security Products, LLC, and Champion Safe de Mexico, S.A. de C.V.) to enter into a guaranty (the “Guaranty”) and a security agreement (the “Security Agreement”) with Streeterville. In addition, the Company agreed to pledge its equity interests in the champion safe subsidiaries pursuant to a pledge agreement (the “Pledge”).

Interest under the Exchange Note accrues at a rate of 12% per annum. The unpaid amount of the Note, any interest, fees, charges and late fees are due seven years following the date of issuance. The Company may prepay all or any portion of the outstanding balance of the Note, including outstanding principal and any applicable make-whole interest (as defined in the Exchange Note), upon ten trading days’ notice to Streeterville. The Exchange Note is secured by the Guaranty, Security Agreement and Pledge.

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Streeterville may exercise the Warrant in cash or by reducing the outstanding amount due under the Exchange Note.

Streeterville has the right at any time until the outstanding balance of the Exchange Note has been paid in full, at its election, to convert all or any portion of the outstanding balance of the Exchange Note into fully paid and non-assessable the Company’s shares of common stock as per the following conversion formula: the amount of the outstanding balance being converted plus the applicable amount of make-whole interest being converted divided by the conversion price of $0.80. Conversions shall be cashless and not require further payment from Streeterville.

Streeterville has the right at any time until the outstanding balance of the Exchange Note has been paid in full, at its election, to convert all or any portion of the outstanding balance of the Exchange Note into fully paid and non-assessable the Company’s shares of the Company’s Series D Convertible Preferred Stock as per the following conversion formula: the amount of the outstanding balance being converted divided by the preferred conversion price of $7.50. All Preferred Conversions shall be through the payment of cash or reduction of the outstanding balance under the Exchange Note.

If at any time the daily VWAP of the Company’s common stock is sixty-six percent (66%) or less than $0.80, then Streeterville will have the right to demand that the Company repay the Exchange Note in cash in three (3) equal monthly payments, with the first payment being due two (2) trading days following a demand from Streeterville.

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event (each as defined in the Note), the Lender may, upon prior written notice to the Company, increase the outstanding balance of the Note by 10% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events and the Trigger Effect does not apply to any default by the Company or any failure by the Company to observe or perform any covenant, obligation, condition or agreement of the Company under the Note or the other transaction documents in any material respect that is not specifically set forth in the Note or the Purchase Agreement. In no event will the application of the Trigger Effect exceed thirty percent (30%) in the aggregate.

Subject to certain exceptions described below, if the Company fails to cure a Trigger Event within five trading days following the date of transmission of a written demand notice by the Lender, the Trigger Event will automatically become an Event of Default (as defined in the Note), provided that the Company will only have a five trading day cure period with respect to Trigger Events resulting from the Company’s failure to pay any principal, interest, fees, charges, or any other amount when due and payable under the Note. Following the occurrence of any Event of Default, the Lender may, upon written notice to the Company, (i) accelerate the Exchange Note, with the outstanding balance of the Exchange Note following application of the Trigger Effect (the “Mandatory Default Amount”) becoming immediately due and payable in cash, and (ii) cause interest on the outstanding balance of the Exchange Note beginning on the date the applicable Event of Default occurred to accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Notwithstanding the foregoing, upon the occurrence of certain Trigger Events related to bankruptcy or insolvency, immediately and without notice, an Event of Default will be deemed to have occurred and the outstanding balance of the Exchange Note as of the date of the occurrence of such Bankruptcy-Related Trigger Event will become immediately and automatically due and payable in cash at the Mandatory Default Amount.

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The Company agreed to pay Carter, Terry & Company, Inc. a fee of $160,000 in connection with the transactions set forth above, based upon the $2,000,000 released from the DACA.

The foregoing description of the Amendment, Exchange Agreement, Exchange Note, the Warrant, Guaranty, the Security Agreement and the Pledge does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, Exchange Agreement, Exchange Note, the Warrant, Guaranty, the Security Agreement and the Pledge, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 10.3, 10.4 and 10.5 to this report, respectively, and are incorporated herein by reference.

Bank of America Loan

As previously reported on the Form 8-K dated August 15, 2025, Champion Safe Company, Inc., failed to make the final payment of all amounts owed under the Bank of America credit agreement on July 31, 2025 required by a certain forbearance agreement by and among Champion, certain guarantors and Bank of America, N.A. under the line of credit, dated as of February 10, 2023. Concurrent with the Closing of the Amendment and Exchange Note with Streeterville discussed above, Bank of America was repaid all amounts owed under the line of credit. Bank of America is in process of filing a dismissal of the lawsuit and a UCC-3 termination and release of all collateral under the line of credit. This matter is now fully resolved, with no outstanding obligations remaining.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Streeterville Capital financing is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Streeterville Capital Exchange Note dated September 10, 2025
4.2	Streeterville Capital Warrant dated September 10, 2025
10.1	Streeterville Capital Global Amendment dated September 10, 2025
10.2	Streeterville Capital Exchange Agreement dated September 10, 2025
10.3	Streeterville Capital Guaranty dated September 10, 2025
10.4	Streeterville Capital Security Agreement dated September 10, 2025
10.5	Streeterville Capital Pledge Agreement dated September 10, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: September 12, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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